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                                                                  Exhibit 10.2


                    NONRECOURSE GUARANTY AND PLEDGE AGREEMENT

     This NONRECOURSE GUARANTY AND PLEDGE AGREEMENT ("Pledge Agreement") is by and between ZBIGNIEW MATULANIEC ("Matulaniec") in favor of EDAC TECHNOLOGIES ("EDAC") of Farmington, Connecticut, and GROS-ITE INDUSTRIES, INC. ("Gros-ite"), of Farmington, Connecticut (EDAC and Gros-ite collectively, "Secured Party").

                               STATEMENT OF FACTS

     A. Gros-ite Engineered Components Division of TOMZ, Inc., TOMZ Corporation, Gros-ite Industries, Inc. and EDAC Technologies Corporation entered into an Asset Purchase Agreement ("Purchase Agreement") dated March 29, 2001 pursuant to which Gros-ite Engineered Components Division of Tomz, Inc. ("Buyer") is purchasing certain of Secured Party's assets.

     B. Matulaniec has agreed to guarantee Buyer's obligations under the Purchase Agreement pursuant to this Agreement.

     In order to secure the payment and performance by the Buyer of its obligations under the Purchase Agreement and in consideration of the foregoing premises and the mutual agreements, representations, warranties and covenants contained herein,

                                    AGREEMENT

     1. Nonrecourse Guaranty. Matulaniec hereby guarantees to the Secured Party as of the date of the Agreement the payment and performance of the obligations of Buyer under the Purchase Agreement; PROVIDED HOWEVER, THAT MATULANIEC'S GUARANTY SHALL BE NONRECOURSE TO MATULANIEC AND THE SECURED PARTY'S RIGHTS AGAINST MATULANIEC SHALL BE SOLELY LIMITED TO THE COLLATERAL PLEDGED PURSUANT TO THIS AGREEMENT and shall be subject to the terms and conditions of this Agreement. Matulaniec's guaranty shall terminate upon the termination of this Agreement as set forth below.

     2. Collateral. Matulaniec hereby pledges to the Secured Party the following publicly traded securities owned by Matulaniec and registered in his or his nominee's name:

          (a)  $100,000 Conn. St. G.O. Tax Exempt Bond

          (b)  5,000 shs. Cooper Tire & Rubber

          (c)  1,370 shs. Dime Bank

          (d)  20,000 shs. First Australian

          (e)  5,700 shs. Hercules Trust Pfd.

which securities, as of the date hereof, have a value of not less than Four Hundred Thousand and 00/100 Dollars ($400,000.00) ("Pledged Stock"). The Pledged Stock is pledged to secure Matulaniec's guaranty set forth in Paragraph 1 above. Matulaniec agrees to take all actions with



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respect to the Pledged Stock reasonably necessary to perfect the Secured Party's security interest in the Pledged Stock.

     3. Covenant of Matulaniec. If at any time the aggregate market value of the Pledge Stock is less than $360,000, Matulaniec shall, within three (3) days of determination by Secured Party of such shortfall, pledge additional publicly traded securities to the Pledged Stock to eliminate such shortfall. In the event that Secured Party exercises its rights hereunder at a time when the Pledge Stock is less than $400,000 in value, but prior to the time that Matulaniec is obligated to pledge additional publicly traded securities, Matulaniec personally agrees to make up the difference between the value of the Pledge Stock and $400,000.

     4. Delivery of Pledge Stock. Concurrent with his execution of this Agreement, Matulaniec has caused to be delivered to an account established at Tucker Anthony Incorporated in Hartford, Connecticut in the name of EDAC Technologies Corporation the Pledge Stock.

     5. Covenant of Secured Party. If at any time the aggregate market value of the Pledge Stock is greater than $440,000, Secured Party shall, within three (3) days of determination by Matulaniec of such windfall, return such part of the Pledged Stock to eliminate the windfall.

     6. Termination. In the absence of a default as described in the Purchase Agreement, the escrow shall terminate upon the Escrow Agent's earlier receipt of notice from Secured Party that the obligations of Buyer under the Purchase Agreement have been satisfied, which notice shall be promptly given to the Escrow Agent by Secured Party upon such satisfaction of the obligations of Buyer under the Purchase Agreement.

     7. Representations. Matulaniec warrants and represents that he is the beneficial owner of each share of the Pledged Stock and has the right to pledge, grant a security interest in or otherwise transfer the Pledged Stock.

     8. Responsibility of Secured Party. Matulaniec hereby acknowledges and agrees that:

          (a) Preservation of Collateral. The Secured Party shall have no duty as to the preservation or protection of the Pledged Stock nor any duty to preserve any of the rights pertaining to the Pledged Stock.

          (b) Changes Effecting the Collateral. Matulaniec has made arrangements to keep informed of changes or potential changes of the circumstances that affect or may affect the Pledged Stock and the Secured Party shall have no responsibility or liability for informing the Matulaniec of any such changes or potential changes or for taking any action or omitting to take any action with respect to the changes or potential changes.

     9. Default. An event of default ("Event of Default") shall be deemed to have occurred under the Purchase Agreement in the event Buyer shall fail to make any payment due thereunder and, following sixty (60) days written notice thereof by Secured Party to Buyer, TOMZ Corporation and Matulaniec, Buyer and/or TOMZ Corporation shall fail to cure said default.



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     10. Secured Party's Rights and Remedies. Upon the occurrence of an Event of
Default, Secured Party shall have the following rights and remedies:

          (a) Register the Pledged Stock. The Secured Party may transfer or register the Pledged Stock or any part thereof into its or its nominee's name with or without any indication the Pledged Stock is the subject matter of the security interest granted by this Pledge Agreement.

          (b) Exercise of Rights. The Secured Party may exercise all rights with respect to the Pledged Stock as if it were the absolute owner thereof.

          (c) Cash Dividends. The Secured Party may require that all cash dividends payable with respect to any part of the Pledged Stock to be paid to the Secured Party.

          (d) Sale of Collateral. After an Event of Default, and provided that the notice has been given to Buyer, TOMZ Corporation and Matulaniec, the Secured Party may sell the Pledged Stock, and any additions or substitutions therefore, or any part thereof, at public or private sale, in one or more sales or lots, for cash or on credit or for future delivery, without the assumption of any credit risk, and for such price or prices as the Secured Party may determine. Unless the Pledged Stock threatens to decline speedily in value, the Secured Party will give Matulaniec reasonable notice of the time and place of any public sale thereof, or of the time at which any private sale or other intended disposition is to be made. Any sale of the Pledged Stock conducted in conformity with reasonable commercial practices of banks, insurance companies or other financial institutions disposing of property similar to the Pledged Stock shall be deemed to be commercially reasonable. Written notice of the intended sale or disposition of the Pledged Stock shall be mailed to Matulaniec at least ten (10) days prior to the time of such sale or disposition. Any other requirement of notice, demand or advertisement for sale is, to the extent permitted by law, waived. Unless prohibited by applicable law, the Secured Party may bid for and purchase all or any part of the Pledged Stock. The Secured Party shall have the right to execute any document or form, in its name or the name of Matulaniec, which may be necessary or desirable in connection with such sale or disposition.

          (e) Commercial Code Remedies. The Secured Party may exercise any one or more of the rights and remedies given a secured party under the Uniform Commercial Code as enacted in the State of Connecticut.

     11. Matulaniec's Rights and Remedies. Matulaniec shall have the right at any time and from time to time during the term of this Agreement to substitute cash in the amount of Four Hundred Thousand Dollars ($400,000) for the Pledged Stock. Upon delivery of such cash to Secured Party, Secured Party shall immediately take all steps necessary to have the Pledged Stock immediately delivered to Matulaniec.




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     12. Termination. Upon complete payment of all obligations of Buyer under the Purchase Agreement, this Nonrecourse Guaranty and Pledge Agreement shall terminate and the Secured Party shall, without recourse, representation or warranty, transfer and deliver to Matulaniec the Pledged Stock.

     13. Entire Agreement. This Pledge Agreement contains the entire understanding of the parties. There are no oral understandings, terms or conditions, and no party has relied upon any representation, express or implied, not contained in this Pledge Agreement.

     14. Amendments. This Agreement may not be amended in any respect whatsoever except by a further agreement, in writing, fully executed by each of the parties.

     15. Successors. This Pledge Agreement shall be binding upon and inure to the benefit of the parties and to their respective heirs, executors, legal and personal representatives, successors and assigns.

     16. Joint Effort. Preparation of this Pledge Agreement has been a joint effort of the parties, and the resulting document shall not be construed more severely against one of the parties than the other.

     17. Captions. The captions of this Pledge Agreement are for convenience and reference only and in no way define, describe, extend or limit the scope or intent of this Agreement or the intent of any provision contained in this Agreement.

     18. Notices. All written communications to parties required hereunder shall be in writing and (i) delivered in person, (ii) mailed by registered or certified mail, return receipt requested, (such mailed notice to be effective four days after the date it is mailed) or (iii) sent by facsimile transmission, with confirmation sent by way of one of the above methods, to the party at the address given below for such party (or to such other address as such party shall designate in a writing complying with this Section, delivered to the other parties):

          If to a Secured Party, addressed to:

                          EDAC Technologies Corporation
                          1806 New Britain Avenue
                          Farmington, CT 06032-3114
                          Attention:  Chief Executive Officer



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          With a copy to:

                          Reinhart Boerner Van Deuren Norris & Rieselbach, S.C. 1000 North Water Street
                          P.O. Box 514000
                          Milwaukee, Wisconsin 53203-3400
                          Attention:  Daniel J. Brink, Esquire
                          Telephone:  (414) 298-1000
                          Telecopier:  (414) 298-8097

          If to Buyer, TOMZ Corporation or Matulaniec, addressed to:

                          TOMZ Corporation
                          47 Episcopal Road
                          Berlin, Connecticut 06037-1522
                          Attention: Zbigniew Matulaniec

          With a copy to:

                          Eisenberg, Anderson, Michalik & Lynch LLP
                          136 West Main Street
                          P.O. Box 2950
                          New Britain, Connecticut 06050-2950
                          Attention:  Stephen J. Anderson, Esq.
                          Telephone: (860) 229-4855
                          Telecopier: (860) 223-4026

     19. Applicable Law. THIS PLEDGE AGREEMENT SHALL BE GOVERNED BY, CONSTRUED, AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CONNECTICUT.


Dated this 29th day of March, 2001                MATULANIEC:

                                                  /s/ Zbigniew Matulaniec
                                                  ------------------------------
                                                  Zbigniew Matulaniec


Dated this 29th day of March, 2001                SECURED PARTY: EDAC:
                                                  EDAC Technologies Corp.


                                                  By: /s/ Ricahrd Dandurand
                                                  ------------------------------
                                                  Richard Dandurand
                                                  Its President



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Dated this 29th day of March, 2001                SECURED PARTY: GROS-ITE:
                                                  Gros-Ite Industries, Inc.


                                                  By: /s/ Richard Dandurand
                                                  ------------------------------
                                                  Richard Dandurand
                                                  Its President




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